                                                                    Exhibit 4(g)
                                                                    ------------

                               FOURTH AMENDMENT TO
                                CREDIT AGREEMENT

                  This Fourth Amendment to Credit Agreement dated as of June 21, 1996 (this "Amendment"), is entered into among Insilco Corporation, a Delaware corporation (with its successors and permitted assigns, the "Borrower"), the financial institutions from time to time party thereto as lenders (the "Lenders"), the financial institutions from time to time party thereto as issuing banks (the "Issuing Banks"), Citicorp USA, Inc. ("Citicorp") and Pearl Street, L.P., a Bermuda limited partnership and an affiliate of Goldman, Sachs & Co. ("Pearl Street"), in their separate capacities as Co-Agents for the Lenders and the Issuing Banks (the "Co-Agents") and Citicorp, in its separate capacity as administrative and collateral agent for the Lenders and the Issuing Banks (with its successors and permitted assigns in such capacity, the "Administrative Agent"), and amends the Credit Agreement dated as of October 21, 1994, as amended by the First Amendment to Credit Agreement dated as of November 21, 1994, the Second Amendment to Credit Agreement dated as of March 8, 1995 and the Third Amendment to Credit Agreement dated as of July 18, 1995 (as so amended as amended hereby and as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement") entered into among the Borrower, the Lenders, the Issuing Banks, the Co-Agents and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Borrower has advised the Administrative Agent that it desires to purchase from Helmut Lingemann GmbH and Co. KG (the "Parent")
(i) 100% of the capital stock of ARUP Alu-Rohr Und -Profil GmbH, a corporation formed under the laws of the Federal Republic of Germany and wholly owned Subsidiary of the Parent ("ARUP") and (ii) substantially all of the United States assets of the automotive business of Helima-Helvetion International Inc., a New York corporation and wholly owned Subsidiary of the Parent ("Helvetion");

                  WHEREAS, the Borrower intends to form (i) a wholly owned Subsidiary, Insilco NewCo GmbH, a corporation formed under the laws of the Federal Republic of Germany ("German Holdings") for the purpose of holding the capital stock of ARUP and (ii) a wholly owned Subsidiary, HHI Acquisition Corp., a Delaware corporation ("HHI"), for the purpose of purchasing the automotive assets of Helvetion;

                  WHEREAS, German Holdings and the Parent have entered into that certain Share Purchase Agreement dated as of July 1, 1996 (the "Share Purchase Agreement"), pursuant to which German Holdings will purchase 100% of the capital stock of ARUP from the Parent for a purchase price not in excess of $30,000,000 (approximately 46,000,000 German Marks) (the "ARUP Acquisition");

                  WHEREAS, HHI, Helvetion and the Parent have entered into that certain Asset Purchase Agreement dated as of July 1, 1996 (the "Asset Purchase Agreement"), pursuant to which HHI will purchase substantially all of the assets, subject to certain liabilities, of Helvetion's Automotive Business (as defined in the Asset Purchase Agreement) for a purchase price, together with the purchase price of the ARUP Acquisition, not in excess of $35,000,000 (approximately 53,000,000 German Marks) (the "Helvetion Acquisition"; together with the ARUP Acquisition, the "German Acquisitions");

                  WHEREAS, the Borrower has requested that the consent of the Requisite Lenders, among other things, (i) to waive certain requirements contained in the definition of Permitted Acquisition to permit the Borrower to consummate the German Acquisitions, (ii) to amend the Credit Agreement to permit the Borrower to enter into a Currency Agreement for the purpose of hedging the Borrower's foreign exchange exposure in respect of Revolving Loans made for the purpose of financing the ARUP Acquisition in German Marks and providing for ARUP's working capital needs and (iii) to amend certain financial covenants contained in the Credit Agreement to take into account the impact that the German Acquisitions are anticipated to have on the future financial performance of the Borrower and its Subsidiaries;

                  WHEREAS, Curtis Manufacturing Co., Inc., a New Hampshire corporation and wholly owned Subsidiary of the Borrower ("Curtis") has entered into a Settlement Agreement dated as of February 22,

1996 (the "Settlement Agreement") among Curtis and Venture Technologies, Inc., a Massachusetts corporation ("Venture"), pursuant to which Curtis and Venture have agreed to resolve certain disputes regarding the ownership of certain patents and patent applications listed on Exhibit A hereto (the "Patents") and the manufacture and sale of products covered by the Patents;

                  WHEREAS, as a Guarantor of the Obligations, Curtis has pledged to the Administrative Agent certain of the Patents pursuant to the Subsidiary Patent Security Agreement dated as of November 21, 1994 (the "Patent Security Agreement") between Curtis and the Administrative Agent;

                  WHEREAS, the Settlement Agreement provides that Curtis will assign to itself and to Venture a joint undivided one-half interest in its rights, title and interest in each of the Patents free and clear of all Liens and that Curtis will obtain a release from the Administrative Agent of its Lien on the Patents encumbered by the Patent Security Agreement;

                  WHEREAS, Curtis has requested the Requisite Lenders (i) to permit the transfer of an undivided one-half interest in the Patents to Venture and (ii) to authorize the Administrative Agent to release its Lien on the Patents encumbered by the Patent Security Agreement in order to consummate the transactions contemplated in the Settlement Agreement;

                  NOW, THEREFORE, in consideration of the above premises, the Borrower, Lenders party hereto, the Issuing Banks, the Co-Agents and the Administrative Agent agree as follows:

                  SECTION 1. AMENDMENT TO EXHIBITS AND SCHEDULES TO THE CREDIT AGREEMENT. The Credit Agreement is, effective as determined pursuant to Section 3 hereof, hereby amended as follows:

                  1.01 Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms to such section in alphabetical order:

                           "ARUP" means ARUP Alu-Rohr Und -Profil GmbH, a corporation formed under the laws of the Federal Republic of Germany.

                           "GERMAN HOLDINGS" means Insilco NewCo GmbH, a corporation formed under the laws of the Federal Republic of Germany and a wholly owned Subsidiary of the Borrower.

                  1.02 Section 9.01(ix) of the Credit Agreement is amended in its entirety to read as follows:

             (ix) Indebtedness of (A) the Borrower arising pursuant to Interest Rate Contracts entered into pursuant to SECTION 8.16 or otherwise on terms and conditions reasonably satisfactory to the Requisite Lenders for the purpose of hedging against floating rate interest in respect of the Obligations, (B) the Borrower or any Subsidiary of the Borrower arising pursuant to Currency Agreements entered into in the ordinary course of the Borrower's or such Subsidiary's business and (C) the Borrower arising pursuant to Currency Agreements entered into for the purpose of hedging the Borrower's foreign exchange exposure in respect of Revolving Loans made for the purpose of financing the acquisition of ARUP and providing for its working capital needs in a notional principal amount not to exceed $30,000,000;

                  1.03 Section 9.04 of the Credit Agreement is amended by deleting the "and" after clause (viii) thereof, replacing the period at the end of clause (ix) thereof with the word "and" and adding the following new clause
(x) at the end thereof:


                  (x) in addition to Investments in Permitted Acquisitions permitted pursuant to CLAUSE (IX) above, Investments made by the Borrower in German Holdings and its Subsidiaries of up to $30,000,000 in the aggregate.

                  1.04 Section 9.07 of the Credit Agreement is amended by adding the following sentence at the end thereof:

         The Borrower agrees to cause German Holdings not to engage in any business or activity other than owning all of the Capital Stock of ARUP and Stewart Connectors Systems GmbH and engaging in the transactions contemplated in the Share Purchase Agreement dated as of July 1, 1996 among German Holdings and Helmut Lingemann GmbH and Co. KG.

                  1.05 Sections 10.02, 10.03 and 10.04 are amended in their entirety to read as follows:

                           10.02. MINIMUM FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries on a consolidated basis, as determined as of the last day of each fiscal quarter of the Borrower set forth below for the twelve month period ending on such date, shall not be less than the minimum ratio set forth opposite such fiscal quarter:

                  FISCAL QUARTER                                                MINIMUM RATIO
                  --------------                                                -------------
         Fourth fiscal quarter of 1994                                          1.25 to 1
         First fiscal quarter of 1995                                           1.25 to 1
         Second fiscal quarter of 1995                                          1.35 to 1
         Third fiscal quarter of 1995                                           1.40 to 1
         Fourth fiscal quarter of 1995                                          1.50 to 1
         First fiscal quarter of 1996                                           1.50 to 1
         Second fiscal quarter of 1996                                          1.50 to 1
         Third fiscal quarter of 1996                                           1.25 to 1
         Fourth fiscal quarter of 1996                                          1.25 to 1
         First fiscal quarter of 1997                                           1.35 to 1
         Second fiscal quarter of 1997                                          1.35 to 1
         Third fiscal quarter of 1997                                           1.70 to 1
         Fourth fiscal quarter of 1997                                          1.70 to 1
         First fiscal quarter of 1998                                           1.70 to 1
         Second fiscal quarter of 1998                                          1.70 to 1
         Third fiscal quarter of 1998                                           1.90 to 1
         Fourth fiscal quarter of 1998                                          1.90 to 1
         First fiscal quarter of 1999                                           1.90 to 1
         Second fiscal quarter of 1999                                          1.90 to 1
         Third fiscal quarter of 1999                                           1.90 to 1
         Fourth fiscal quarter of 1999                                          1.90 to 1
         First fiscal quarter of 2000                                           1.90 to 1
         Second fiscal quarter of 2000                                          1.90 to 1
         Third fiscal quarter of 2000
            and each fiscal quarter thereafter                                  2.00 to 1

                           10.03. MINIMUM INTEREST COVERAGE RATIO. The Interest Coverage Ratio of the Borrower and its Subsidiaries on a consolidated basis, as determined as of the last day of each fiscal quarter of the Borrower set forth below for the twelve month period ending on such date, shall not be less than the minimum ratio set forth opposite such fiscal quarter:

                  FISCAL QUARTER                                                MINIMUM RATIO
                  --------------                                                -------------
         Fourth fiscal quarter of 1994                                          2.20 to 1
         First fiscal quarter of 1995                                           2.40 to 1
         Second fiscal quarter of 1995                                          2.85 to 1
         Third fiscal quarter of 1995                                           3.25 to 1
         Fourth fiscal quarter of 1995                                          3.75 to 1
         First fiscal quarter of 1996                                           3.75 to 1
         Second fiscal quarter of 1996                                          4.00 to 1
         Third fiscal quarter of 1996                                           3.75 to 1
         Fourth fiscal quarter of 1996                                          3.75 to 1
         First fiscal quarter of 1997                                           4.00 to 1
         Second fiscal quarter of 1997                                          4.00 to 1
         Third fiscal quarter of 1997                                           5.50 to 1
         Fourth fiscal quarter of 1997                                          5.50 to 1
         First fiscal quarter of 1998                                           5.50 to 1
         Second fiscal quarter of 1998                                          5.50 to 1
         Third fiscal quarter of 1998
            and each fiscal quarter thereafter                                  6.00 to 1

                           10.04. MAXIMUM LEVERAGE RATIO. The Leverage Ratio of the Borrower and its Subsidiaries on a consolidated basis, as determined as of the last day of each fiscal quarter of the Borrower set forth below for the twelve month period ending on such date, shall not be greater than the maximum amount set forth opposite such fiscal quarter:

                  FISCAL QUARTER                                                MAXIMUM RATIO
                  --------------                                                -------------

         Fourth fiscal quarter of 1994                                          3.60 to 1
         First fiscal quarter of 1995                                           3.50 to 1
         Second fiscal quarter of 1995                                          3.25 to 1
         Third fiscal quarter of 1995                                           3.00 to 1
         Fourth fiscal quarter of 1995                                          2.80 to 1
         First fiscal quarter of 1996                                           2.80 to 1
         Second fiscal quarter of 1996                                          2.80 to 1

         Third fiscal quarter of 1996                                           3.25 to 1
         Fourth fiscal quarter of 1996                                          3.25 to 1
         First fiscal quarter of 1997                                           3.00 to 1
         Second fiscal quarter of 1997                                          3.00 to 1
         Third fiscal quarter of 1997                                           2.00 to 1
         Fourth fiscal quarter of 1997                                          2.00 to 1
         First fiscal quarter of 1998                                           2.00 to 1
         Second fiscal quarter of 1998                                          2.00 to 1
         Third fiscal quarter of 1998                                           1.50 to 1
         Fourth fiscal quarter of 1998                                          1.50 to 1
         First fiscal quarter of 1999
            and each fiscal quarter thereafter                                  1.00 to 1

                  SECTION 2.  CONSENT.
                              -------

                  2.01 The Requisite Lenders hereby agree that, for purposes of determining whether the German Acquisitions meet the requirements for a Permitted Acquisition contained in the definition of such term in Section 1.01 of the Credit Agreement, (i) HHI may acquire the Automotive Business from Helvetion pursuant to the Asset Purchase Agreement without being a Guarantor, but only so long as HHI becomes party to the Subsidiary Guaranty on the Amendment Effective Date and (ii) the covenant levels in SECTIONS 10.02, 10.03 and 10.04 for the first and second fiscal quarters of Fiscal Year 1996 shall be
1.25 to 1.00, 3.75 to 1.00 and 3.25 to 1.00, respectively, for the purpose of determining whether the pro forma historical calculation required to be made in clause (i) of the definition of Permitted Acquisition can be met.

                  2.02 The Requisite Lenders hereby waive the requirement contained in clause (v) of the definition of Permitted Acquisition and Sections
8.12 and 8.13 of the Credit Agreement (requiring HHI to grant to the Administrative Agent a Lien on all of its assets after giving effect to the Helvetion Acquisition) for a period of 120 days after the consummation of the Helvetion Acquisition; PROVIDED, HOWEVER, no later than the 120th day after the consummation of the Helvetion Acquisition, (A) HHI shall have granted to the Administrative Agent a Lien on its personal Property and, to the extent required by Section 8.12 of the Credit Agreement, Real Property, in accordance with the requirements contained in Sections 8.12 and 8.13 of the Credit Agreement and (B) HHI shall have entered into a Junior Security Agreement substantially in the form of the Junior Security Agreements dated as of November 21, 1994 entered into by each Guarantor on the Closing Date and the Liens granted by HHI thereunder shall have been perfected.

                  2.03 The Requisite Lenders hereby waive the requirement contained in clause (iv) of the definition of Permitted Acquisition and Section
8.13 of the Credit Agreement (requiring the Borrower to grant to the Administrative Agent a Lien on the Capital Stock of German Holdings after giving effect to the ARUP Acquisition) for a period of 90 days after the consummation of the ARUP Acquisition; PROVIDED, HOWEVER, no later than the 90th day after the consummation of the ARUP Acquisition, the Borrower shall have granted to the Administrative Agent a Lien on 65% of the Capital Stock of German Holdings in accordance with the requirements contained in Section 8.13 of the Credit Agreement.

                  2.04 The Requisite Lenders hereby consent, pursuant to Section
9.02 of the Credit Agreement, to the sale of the assets of HHI acquired in connection with the Helvetion Acquisition; PROVIDED, HOWEVER, that the Net Cash Proceeds of such sale are applied to the Obligations to the extent required pursuant to Section 3.01(b) of the Credit Agreement.

                  2.05 The Requisite Lenders hereby consent, pursuant to Sections 9.02, 9.04, 9.08 and 9.09 of the Credit Agreement, to permit Stewart Connector Systems, Inc., effective upon the consummation of the German Acquisitions, to transfer its Capital Stock in Stewart Connector Systems GmbH to German Holdings.

                  2.06 The Requisite Lenders (i) hereby consent pursuant to
Section 9.02 of the Credit Agreement to the transfer of an undivided one-half interest in the Patents to Venture pursuant to the Settlement Agreement and (ii) hereby acknowledge that the Administrative Agent is authorized pursuant to
Section 12.09(c)(i)(B) of the Credit Agreement to release its Lien on the Patents encumbered by the Patent Security Agreement in connection with the disposition of the Patents pursuant the Settlement Agreement.

                  2.07 The Lenders have received the letter from the Borrower dated June 14, 1996 informing the Lenders of the Borrower's intention to consummate the German Acquisitions. The Requisite Lenders hereby acknowledge that such letter meets the requirement for notice of a Permitted Acquisition contained in clause (vi) of the definition of Permitted Acquisition (notwithstanding the fact that such notice may have been delivered less than fourteen Business Days prior to the closing date for the German Acquisitions).

                  SECTION 3. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall become effective as of the date hereof on the date (the "Amendment Effective Date") when the following conditions precedent have been satisfied (unless waived by the Requisite Lenders or unless the deadline for delivery has been extended by the Administrative Agent):

                  3.01 (a) CERTAIN DOCUMENTS. The Administrative Agent shall have received on or before the Amendment Effective Date all of the following, all of which, except as otherwise specifically described below, shall be in form and substance satisfactory to the Requisite Lenders and in sufficient copies for each of the Lenders:

                  (i) This Amendment executed by the Borrower and Lenders constituting the Requisite Senior Lenders;

                  (ii) A Subsidiary Guaranty Supplement executed by HHI, pursuant to which HHI will become party to the Subsidiary Guaranty;

                  (iii) An Intercompany Note made by HHI in favor of the Borrower duly endorsed in favor of the Administrative Agent;

                  (iv) An amendment to the Borrower Pledge Agreement dated as of November 21, 1994 made by the Borrower in favor of the Administrative Agent, pursuant to which the Borrower shall pledge to the Administrative Agent the Capital Stock of HHI, executed by the Borrower, together with certificates representing such Capital Stock and stock powers in blank executed by the Borrower;

                  (v) A certificate of the Secretary or Assistant Secretary of the Borrower dated the Amendment Effective Date certifying (A) the names and true signatures of the incumbent officers of the Borrower authorized to sign this Amendment, the German Acquisition Agreements to which it is a party and the other documents to be executed in connection with this Amendment and such agreements, (B) the resolutions of the Borrower's Board of Directors approving and authorizing the execution, delivery and performance of this Amendment, the German Acquisition Agreements and the other documents to be executed in connection with this Amendment and such agreements and (C) that there have been no changes in the Certificate of Incorporation or By-Laws of the Borrower since the Closing Date;

                      (vi) A certificate of the Secretary or Assistant Secretary of HHI dated the Amendment Effective Date certifying (A) the names and true signatures of the incumbent officers of HHI authorized to sign the Asset Purchase Agreement and the other documents to be executed in connection with this Amendment and the Asset Purchase Agreement, (B) the resolutions of HHI's Board of Directors approving and authorizing the execution, delivery and performance of the Asset Purchase Agreement and the other documents to be executed in connection with this Amendment and the Asset Purchase Agreement, (C) that attached thereto is a true and correct copy of the By-laws of HHI as in effect on the date of such certification and (D) that there have been no changes in the Certificate of Incorporation of HHI since the date of the most recent certification thereof by the Secretary of the State of Delaware.

                  (vii) A certificate of an authorized representative of German Holdings dated the Amendment Effective Date certifying (A) that attached thereto is a true and correct copy of its current filings with the German Trade Registry, (B) the resolutions of an authorized managing director of German Holdings approving and authorizing the execution, delivery and performance of the Share Purchase Agreement, and the other documents to be executed in connection therewith, (C) that attached thereto is a true and correct copy of the articles of association (or organization) of German Holdings as in effect on the date of such certification, and (D) that there have been no changes in such articles of association (or organization) of German Holdings since the date of the most recent certification thereof by the appropriate Governmental Authority of the Federal Republic of Germany;

                    (viii) A certificate of an authorized representative of ARUP dated the Amendment Effective Date certifying (A) that attached thereto is a true and correct copy of its current filings with the German Trade Registry, (B) the resolutions of an authorized managing director of ARUP approving and authorizing the execution, delivery and performance of the Share Purchase Agreement, and the other documents to be executed in connection therewith, (C) that attached thereto is a true and correct copy of the articles of association (or organization) of ARUP as in effect on the date of such certification, and (D) that there have been no changes in such articles of association (or organization) of ARUP since the date of the most recent certification thereof by the appropriate Governmental Authority of the Federal Republic of Germany;

                  (ix) Certificate of Incorporation of HHI together with all amendments thereto certified by the Secretary of State of Delaware;

                  (x) The German equivalent of a Certificate of Incorporation of German Holdings and ARUP together with all amendments thereto certified by the appropriate Governmental Authority of the Federal Republic of Germany;

                  (xi) Good Standing Certificates certified by the Secretary of State of Delaware relating to the Borrower and HHI;

                  (xii) The certificate required to be delivered to the Administrative Agent pursuant to Section 8.17(b) of the Credit Agreement, certifying, among other things, that the German Acquisitions meet the requirements of the definition of Permitted Acquisition (except to the extent waived pursuant to this Amendment);

                  (xiii) A favorable opinion of Porter, Wright, Morris & Arthur, counsel to the Borrower;

                  (xiv) To the extent delivered in connection with the German Acquisitions, a reliance letter from Porter, Wright, Morris & Arthur, counsel to the Borrower or Kenneth H. Koch, General Counsel of the Borrower, entitling the Lenders to rely on the opinion of such firm or person delivered in connection with the closing of the German Acquisitions; and

                      (xv) To the extent delivered in connection with the German Acquisitions (and provided such counsel so consents), a reliance letter from Dr. Ulrich Jungst, counsel to ARUP and Helvetion, entitling the Lenders to rely on the opinion of such firm delivered in connection with the closing of the German Acquisitions; and

                     (xvi)  Such additional documentation as the
         Administrative Agent, the Co-Agents or the Requisite Lenders may reasonably require.

                  3.02 Each of the representations and warranties made by the Borrower or the Guarantors in or pursuant to the Credit Agreement, as amended by this Amendment, and the other Loan Documents to which the Borrower or any of the Guarantors is a party or by which the Borrower or any of the Guarantors is bound, shall be true and correct in all material respects on and as of the Amendment Effective Date (except any such representations and warranties stated to be given as of a specific date other than the Amendment Effective Date).

                  3.03 All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment and the German Acquisition Agreements shall be satisfactory in all respects in form and substance to the Administrative Agent, the Co-Agents and the Requisite Lenders.

                  3.04 No Event of Default or Default shall have occurred and be continuing on the Amendment Effective Date.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lenders that (a) as of the date hereof no Event of Default or Default under the Credit Agreement shall have occurred and be continuing and (b) all of the representations and warranties of the Borrower contained in subsections 6.01(a) through (z) of the Credit Agreement and in any other Loan Document (as defined under the Credit Agreement) continue to be true and correct as of the date of execution hereof in all material respects, as though made on and as of such date

(unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

                  SECTION 5. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

                  5.01 Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

                  5.02 Except as specifically amended above, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

                  5.03 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, any Issuing Bank, either Co-Agents or the Administrative Agent under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

                  SECTION 6. COSTS AND EXPENSES. The Borrower agrees to pay on demand in accordance with the terms of Section 13.02 of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of Sidley & Austin, counsel for the Administrative Agent with respect thereto.

                  SECTION 7. EXECUTION IN COUNTERPARTS. This Amendment may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same original agreement.

                  SECTION 8. GOVERNING LAW. This Amendment shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the internal law of the State of New York.

                  IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above.

                                     INSILCO CORPORATION


                                     By: /s/ James D. Miller
                                        --------------------------
                                        Title: Executive Vice President

                                     CITICORP USA, INC., as Administrative
                                     Agent, Co-Agent and as a Lender


                                     By: /s/ Charles Foster
                                        ---------------------------
                                        Title: Vice President

                                     PEARL STREET L.P., as Co-Agent and as a
                                     Lender


                                     By: /s/ Edward C. Forst
                                        ---------------------------
                                        Title: Authorized Signatory

                                     BANK OF AMERICA ILLINOIS


                                     By: /s/ Authorized Agent
                                        ---------------------------
                                        Title: Managing Director

                                   BANQUE PARIBAS


                                   By: /s/ Karen E. Coons
                                      -----------------------------
                                      Title: Vice President


                                   By: /s/ Nicholas C. Mast
                                      -----------------------------
                                      Title: Vice President

                                   THE FIRST NATIONAL BANK OF CHICAGO


                                   By: /s/ Authorized Agent
                                      -----------------------------
                                      Title: Vice President

                                   ABN AMRO BANK N.V., PITTSBURGH BRANCH

                                   By: ABN AMRO NORTH AMERICA, INC., as Agent

                                   By: /s/ Kathryn C. Toth
                                      -----------------------------
                                      Title: Vice President and
                                             Operational Manager


                                   By: /s/ Andre Nel
                                      -----------------------------
                                      Title: Senior Vice President and
                                             Managing Director-Pittsburgh

                                   CAISSE NATIONALE DE CREDIT AGRICOLE


                                   By: /s/ David Bouhl
                                      -----------------------------
                                      Title: EVP, Head of Corporate
                                             Banking-Chicago

                                   THE FUJI BANK, LIMITED


                                   By: /s/ Peter L. Chinnichi
                                      -----------------------------
                                      Title: Joint General Manager

                                   FIRST BANK NATIONAL ASSOCIATION


                                   By: /s/ Authorized Agent
                                      -----------------------------
                                      Title: Vice President

                                   THE BANK OF NEW YORK

                                   By: /s/ Authorized Agent
                                      ---------------------------
                                      Title: Vice President


                                   THE HUNTINGTON NATIONAL BANK

                                   By: /s/ Authorized Agent
                                      ---------------------------
                                      Title: Commercial Loan Officer


                                   THE BANK OF NOVA SCOTIA

                                   By: /s/ F.C.H. Ashby
                                      ---------------------------
                                      Title: Senior Manager Loan Operation


                                   BANK OF SCOTLAND

                                   By: /s/ Authorized Agent
                                      ---------------------------
                                      Title: Vice President


                                   NATIONAL CITY BANK, COLUMBUS

                                   By: /s/ Lydia D. Altman
                                      ---------------------------
                                      Title: Vice President


                                   STAR BANK N.A.

                                   By: /s/ Authorized Agent
                                      ---------------------------
                                      Title: Vice President


                                   THE MITSUBISHI TRUST AND
                                     BANKING CORPORATION

                                   By: /s/ Authorized Agent
                                      ---------------------------
                                      Title: Chief Manager

                                   GIROCREDIT BANK A.G. DER SPARKASSAN

                                   By: /s/ Authorized Agent
                                      --------------------------
                                      Title:


                                   THE NIPPON CREDIT BANK, LTD., NEW YORK
                                   BRANCH


                                   By: /s/ Barry G. Fein
                                      --------------------------
                                      Title: Assistant Vice President

                                 ACKNOWLEDGMENT
                                 --------------

                  Reference is hereby made to the Subsidiary Guaranty dated as of November 21, 1994 (the "Subsidiary Guaranty"), to which each of the undersigned is a party, in favor of the Administrative Agent, the Co-Agents, the Lenders and the Issuing Banks. Each of the undersigned hereby consents to the terms of the foregoing Fourth Amendment to Credit Agreement (and any prior amendment of the Credit Agreement executed since November 21, 1994) and agrees that the terms thereof shall not affect in any way its obligations and liabilities under the undersigned's Guaranty or any other Loan Document, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.


                                           TAYLOR PUBLISHING COMPANY

                                           By: /s/ James D. Miller
                                              --------------------------------
                                               Title: Executive Vice President


                                           ROLODEX CORPORATION

                                           By: /s/ David A. Kauer
                                              --------------------------------
                                               Title: Treasurer


                                           ROLODEX DE PUERTO RICO, INC.

                                           By: /s/ David A. Kauer
                                              --------------------------------
                                               Title: Treasurer


                                           SIGNAL TRANSFORMER CO., INC.

                                           By: /s/ David A. Kauer
                                              --------------------------------
                                               Title: Treasurer


                                           SIGNAL CARIBE, INC.

                                           By: /s/ James D. Miller
                                              --------------------------------
                                               Title: Executive Vice President

                                           STEWART CONNECTOR SYSTEMS, INC.


                                           By: /s/ David A. Kauer
                                               -----------------------
                                               Title: Treasurer


                                           STEWART STAMPING CORPORATION


                                           By: /s/ David A. Kauer
                                               -----------------------
                                               Title: Treasurer

                                           STEEL PARTS CORPORATION


                                           By: /s/ David A. Kauer
                                               -----------------------
                                               Title: Treasurer

                                           CURTIS MANUFACTURING CO., INC.


                                           By: /s/ David A. Kauer
                                               -----------------------
                                               Title: Treasurer

                                           GREAT LAKE ACQUISITION CORP.


                                           By: /s/ David A. Kauer
                                               -----------------------
                                               Title: Treasurer